UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2016

LITERA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5751 Buckingham Pkwy Culver City, CA 90230

(Address of principal executive offices)

(424) 543-4066

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2016, Litera Group, Inc., ("LITERA") entered into an option and literary purchase agreement (the "Agreement") with Simon Moore ("Moore"). Pursuant to the Agreement, LITERA granted to Moore a six (6) month exclusive option to purchase all motion picture, television, ancillary and exploitation rights in and to "Bus Ride Nowhere" and in the copyright thereof and all renewals and extensions of copyright, in order to develop and produce an original motion picture based on it and exploit such. The price for such was $3,800, with an additional $800 to extend the option period another six (6) months.

Prior to the date of the Agreement, LITERA had no interaction, other than the negotiation of the Agreement, with Moore.

On June 20, 2016, LITERA entered into an option and literary purchase agreement (the "Agreement") with Raj Kaduval ("Kaduval"). Pursuant to the Agreement, LITERA granted to Kaduval a six (6) month exclusive option to purchase all motion picture, television, ancillary and exploitation rights in and to "Seahorse aka "Gold Seahorse" and in the copyright thereof and all renewals and extensions of copyright, in order to develop and produce an original motion picture based on it and exploit such. The price for such was $3,200, with an additional $1,000 to extend the option period another six (6) months.

Prior to the date of the Agreement, LITERA had no interaction, other than the negotiation of the Agreement, with Kaduval.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Option and Literary Purchase Agreement, by and between Litera Group, Inc. and Simon Moore, dated June 17, 2016.

10.2	Option and Literary Purchase Agreement, by and between Litera Group, Inc. and Raj Kadavul, dated June 20, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Litera Group, Inc.

Date: June 21, 2016	By:	/s/ Wade Gardner
Wade Gardner
President

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Option and Literary Purchase Agreement, by and between Litera Group, Inc. and Simon Moore, dated June 17, 2016

10.2	Option and Literary Purchase Agreement, by and between Litera Group, Inc. and Raj Kadavul, dated June 20, 2016

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